PHONE 1 INDEPENDENT AGENT AGREEMENT

THIS INDEPENDENT AGENT AGREEMENT is made this 1st day of July, 2002 (the "Effective Date"), by and between PHONE 1, Inc. ("PHONE 1"), with principal offices located at 100 North Hiscayne, Blvd. Miami, FL 33133, and Qwest Interprise America ("Qwest"), with. business offices located at 1600 7th Avenue, Room 2603, Seattle, WA 98191.

WHEREAS. PHONE 1 is engaged in the business of providing Sent Paid long distance services to public pay telephones: and

WHEREAS, Qwest is in the business of providing payphones services within the meaning of Section 276 of the Telecommunications Act of 1996 from payphones owned by Qwest and placed pursuant to agreements with third parties who own or control the premises where such payphones are placed (the "Location Providers"); and

WHEREAS, PHONE 1 and Qwest wish to enter into an agreement pursuant to which Qwest will promote the use of PHONE 1's International Sent Paid services (the "Service") to the users of selected Qwest Payphones (participating phones"), and PHONE 1 will provide the Service that Qwest will resell at rates contained in PHONE 1's tariffs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. TERM AND TERMINATION.

A. TERM. The initial term of this Agreement shall expire three (3) years from the date of the latest signature unless terminated earlier as provided below or extended as provided herein. The term automatically shall extend on a month to month basis unless and until one party notifies the other of their intent to terminate providing 30 days notice to the other party.

B. TERMINATION BY PHONE 1. PHONE 1 may termanate this Agreement at any time by written notice to Qwest upon the occurrence of any of the following:
(i) immediately upon the effective date of the termination of all of PHONE 1's contracts with the Providers;
(ii) any material breach of this Agreement by Qwest and the failure by Qwest to effectively cure such breach within thirty (30) days of written notice thereof by PHONE 1;
(iii) immediately upon any willful misconduct, gross negligence, or unethical behavior by Qwest, which adversely affects the business or reputation of PHONE 1, the Providers or any of their agents; or
(iv)  immediately upon the insolvency or dissolution of Qwest.

C. TERMINATION By QWEST. Qwest may terminate this Agreement at any time by written notice to PHONE 1 upon the occurrence of any of the following:
(i) immediately upon the effective date of the terminaation of all of PHONE 1's contracts with the Praqiders;
(ii) any material breach of this Agreement by PHONE 1 and the failure by PHONE 1 to effectively cure such breach within thirty (30) days of written notice thereof by Qwest:
(iii) immediately upon any willful misconduct, gross negligence, or unethical behavior by PHONE 1 or any Provider which adversely affects the business or reputation of Qwest; or
(iv)  immediately upon the insolvency or dissolution of PHONE 1.

2. DEFINITIONS.

(i) Provider: The underlying facilities based provider of network services to PHONE 1

(ii) Participating phone: This is any phone that Qwest selects, at its sole option, to use PHONE 1 services that is compatible with the Phone 1 program.

3. FEES AND PAYMENT. Recurring Charges are set form in Exhibit A and in the separate Accessories Agreement described in Attachment B of this Agreement. Recurring and usage charges will be billed in arrears on a Monthly Basis, by the 5th of each month for the preceding month in electronic format, including CDR detail for each call, destination, number and minutes. Any undisputed amount not received within forty-five (45) days of the date of the customers receipt of each invoice will be subject to a late charge, by PHONE 1, of one (1%) percent per month. Qwest agrees to notify PHONE 1 of any billing discrepancies within 60 days of the receipt of the bill. Qwest further agrees that it will not be entitled to an adjustment of these charges unless they are raised within 60 days of receipt of the bill from PHONE 1 and that any dispute will be accompanied by a reasonable explanation for the dispute including CDR records. Qwest agrees to pay any sales, gross receipts, use, excise or other local, slate, and federal taxes or charges however designated (excluding taxes on PHONE 1's income).

4. PER CALL COMPENSATION: It is agreed that PHONE 1 shall not be responsible for paying Qwest per Call Compensation as would normally be required by Federal rules for any toll free numbers that are used to access PHONE 1's switch for the purpose of providing calls for which Qwest realizes a resale margin. Only these calls are exempt from Per Call Compensation payments to Qwest. Nothing in this Agreement shall relieve the Providers or PHONE 1 of their obligation to pay Per Call Compensation, except as stated above, in accordance with the rules established by the Federal Communications Commission, as set forth in 47 C.F.R.
Section 64.1300 et. seq., as such rules may be amended from time to time.

5. CAP. PHONE 1 may, as a fraud control technique, cap the amount of minutes or dollars in PHONE 1 usage that can be generated from any Qwest participating phone. Qwest must be notified, in writing, of the amount of the cap and any changes in advance of those changes. All notices, regarding the CAP or changes in the CAP should be directed to the person listed in section 21 "Notices".

6. OTHER CARRIERS. Qwest and PHONE 1 agree that PHONE 1 will have not have responsibility with respect to billings, charges or disputes related to services used by Qwest, which are not included in the services herein. Qwest will be fully responsible for the payment of any bills for such services and the resolution of any disputes or discrepancies with the service provider.

7. QWEST RESPONSIBILITY FOR CHARGES. Qwest shall be responsible to pay PHONE 1 for all undisrupted charges for Services provided through its payphones under this Agrreement except to the extent, that Qwest shall not be responsible for fraud committed by the end user with respect to the Services under this Agreement. In the event that Qwest, in good faith, believes that any charges are for Services fraudulently obtained by an end user, Qwest shall, within the time period specified in 3 provide PHONE 1 with the facts in support of each message, suspected by Qwest; to be fraudulent. PHONE 1 agrees to provide an adjustment to Qwest billing for each contested call or to deny the claim within 60 days of receipt. PHONE 1 agrees that failure by PH0NE 1 to contest the claim within 60 days will allow Qwest to adjust it from its billing. Should PHONE 1, within 60 days of receipt, deny the adjustment PHONE 1 shall provide Qwest with clear, concise documentation as to why the claim is being denied. Should the matter not be resolved to the mutual satisfaction of both PHONE 1 and Qwest, either party may refer the matter to binding arbitration in accordance with section 24 of this Agreement.

8. MAINTENANCE. (a) PHONE 1 shall perform diagnostic or troubleshooting maintenance services, throughout the Term of this Agreement, with respect to the services provided hemunder, by telephone. (b) No later than five (5) business days after the Effective Date, PHONE 1 shall provide Qwest with a user-programming guide. (c) PHONE 1 shall also provide prompt telephonic technical support for issues related to programming. (d) PHONE 1 shall, if it deems appropriate, and with Qwest's consent, render support and assistance to Customer in connection with such programming though on-site visitation. (e) PHONE 1 shall have no responsibility for maintenance and repair of any kind with respect to equipment and facilities not provided by PHONE 1, Qwest and PHONE 1 agree that PHONE 1 will have the right to charge for any maintenance visits with respect to service problems which are determined, by the mutual agreement of Qwest and PHONE 1, to be caused by equipment or facilities not provided by PHONE
1. The per hour rate of such charges must have been approved of in advance of the on site visit in writing by Qwest This per hour rate should be faxed to Qwest at the number listed in Notices. (f) Unless accompanied by an authorized Qwest representative, PHONE 1 will not open, manipulate or otherwise access Qwest's payphone equipment

9. ADDITIONAL QWEST OBLIGATIONS. Upon reasonable notice from PHONE 1, Qwest is responsible for arranging access to the payphone premises when reasonable notice is givers by PHONE 1. (b) Qwest shall provide PHONE 1 with a list of payphone telephone numbers (ANIs), for which, in its sole judgement, it desires to have access to PHONE 1 Services, The file shall list the ANI numbers, including area code, the location name, the street address, the city, the state. the zip code, and the make and model of circuit boards by ANI. The initial list is shown as attachment C to this agreement and may be modified from time to time by the inclusion of and deletion of ANIs sent to the address shown in section 21 NOTICES. (c) In no event later than the date of installation of the PHONE 1 handset, Owest will insta11 and maintain, in each payphone to which Qwest desires to have PHONE 1 service under this Agreement, PHONE 1 provided circuit boards which will enable the programming of PHONE 1's rate tables into the payphone persuant to Attachment B. (d) Qwest shall be responsible for properly and promptly programming rate tables into each payphone (e) Qwest shall provide PHONE 1 with a valid and current tax exemption certificate within one week of the Effective Date and promptly upon request thereafter. (i) Qwest and PHONE 1 shall use good faith efforts to obtain and maintain the highest end user volume of usage at participating Qwest payphones providing PHONE 1 service and shall cooperate in good faith with each other in order to obtain and maintain such usage. (g) For a period of 2 years after two years Qwest shall not use yellow colored handsets on any phone that used PHONE 1 services during the term of this Agreement.

10. PHONE 1'S EQUIPMENT. PHONE 1 will provide handsets to be used by Qwest in reselling the services and other Equipment and technology as PHONE 1 may decide to provide (the "Accessories"). [ * ], Qwest shall either purchase or lease the Accessories at such prices and pursuant to such terms and conditions as shall be set forth in the Attachment B. PHONE 1 shall, if Qwest requests and PHONE 1 agrees, render support and assistance to Qwest in connection with such installation. [ * ] .

11. END USER REFUNDS. In the event PHONE 1 determines a Qwest/PHONE 1 end user has been incorrectly charged by for any Call and Qwest agrees; PHONE 1 may refund such charge to the end user. Call Detail Records will be used to verify whether or not such a refund is warranted. When contacted by an end user seeking a refund, PHONE 1 shall contact Qwest, at the number listed in notices, to arrange for the Call Detail Record to be checked and the refund made. In the event PHONE 1 makes a refund on behalf of Qwest then the charge for the refund shall be added by PHONE I to the next invoice. Per minute charges for the call, by PHONE 1, shall be deducted from the invoice sent to Qwest, for each call refunded by Phone 1.

12. AUDITS. During the term of this Agreement and for a period of at least two
(2) years after its termination or expiration, PHONE 1 shall maintain accurate, complete and auditable books and records from which Charges to Qwest hereunder can be determined, including all call detail and call tracking records. Qwest shall have the right to perform audits or inspections of said records. PHONE 1 will make all such records available to Qwest during regular business hours (9:00 a.m. to 4:00 p.m. local time) upon five business days advance written notice from Qwest to PHONE 1 and will reasonably cooperate with Qwest in any such audit or inspection. Any costs or expenses incurred by either party shall be borne by the incurring party.

13. CONFIDENTIALITY. Neither party shall use any confidential or proprietary information designated in writing by the disclosing party as being confidential or proprietary (including the terms and conditions of this Agreement and the charges and payments incurred hereunder) and received from the other party for any purpose other than its performance hereunder and shall not disclose said information to any third party during or after the term of this Agreement unless such disclosure is required by law, the information becomes public through no improper action of the party making the disclosure, or the original provider of the information agrees in writing to the disclosure. The provisions of this Section shall survive for three years after termination of the Agreement

14. TRADENAMES AND TRADEMARKS. All trade names, trademarks and service marks owned or employed by each party and/or any affiliates of each party and used or employed in each party's business operations, shall remain the sole and exclusive property of the respective party or such affiliate, and such trade names, trademarks and service marks shall not be used by the other party without the prior written consent of the party or such affiliate.

15. RELATIONSHIP OF PARTIES. PHONE 1 and Qwest acknowledge and agree that their relationship arising from this Agreement does not constitute a general agency, joint venture, partnership, employee relationship or franchise between them and that PHONE 1 and Qwest are independent contractors with respect to the services they each perform pursuant to this Agreement. Qwest shall not make any express or implied agreements, warranties or representations, or represent or imply to any party that it has the power or authority to enter into a contract, commitment or debt in the name of or on behalf of PHONE 1 or the Providers, or to otherwise bind PHONE 1 or the Providers.

PHONE I and the Providers shall not make any express or implied agreements, guarantees, warranties or representations, or represent or imply to any party that it or they have the power or authority to enter into a contract, commitmeot or debt in the name of or on behalf of Qwest, or otherwise to bind Qwest. This Agreement is not intended to, and shall not create, any third party beneficiaries to the rights and obligations set forth herein or to the rights and obligations set forth in PHONE 1's agreements with the Providers; provided, however, that the indemnification provisions shall inure to the benefit of each party's respective Indemnitees (as defined in Section 11 below) and permitted successors and assigns.

16. COMPLIANCE WITH LAW. The parties shall, at their own expense, operate in full compliance with all laws, rules and regulations applicable to, and maintain in force all licenses and permits required for, their performance under this Agreement. Further, PHONE 1 warrants to Qwest that it has presently and will maintain all necessary tariffs and make all necessary filings and associated payment of fees to all regulatory agencies having jurisdiction over it's provision of long distance telecommunications service. The parties shall notify each other in writing immediately of the commencement or threatened commencement of any action, suit or proceeding, and of the issuance or threatened issuance of any order, writ, injunction, award or decree of any court, agency or any other governmental instrumentality, involving such party's activities relating to this Agreement or which may affect such party's ability to perform its obligations under this Agreement.

17. LIMITATION OF LIABILITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT FORESEEABLE, WHICH ARE CLAIMED TO HAVE ARISEN FROM ANY ACT OR OMISSION OF EITHER PARTY IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE TERMINATION OF THIS AGREEMT.

18. INDEMNIFICATION. Subject to the limitation of liability set out above, each party agrees io indemtdfy, defend and hold harmless the other, the Providers and their respective officers, directors, employees ad affiliates (collectively "Indemnitees"), from and against any loss, claim, action, suit, proceeding, judgment, damage, liability, cost, and expense, including without limitation court costs, reasonable legal expenses and reasonable attorney's fees (collectively, "Claims") arising from any act or omission of such indemnifying party, its employees, officers, affiliates, representatives, subagents or contractors in performing the indemnifying party's obligations under this Agreement. The indemnified party will give the indemnifying party prompt written notice of any matter as to which it seeks indemnification. The indemnifying party will have the right to control the defense and settlement of any indemnified Claims. The indemnified party agrees to provide reasonable assistance in the defense of indemnified Claims. The indemnified party shall at all times have the right to participate in the preparation for and conducting of any hearing or trial, as well as the right to appear on its own behalf, at its sole expense. Notwithstanding the foregoing, the indemnified party may engage, in its sole discretion and at its sole expense, its own attorneys to participate in the defense. Unless it prejudices the indemnifying party, a failure to give prompt notice will not limit the indemnifying party's obligation to indemnify hereunder. The provisions of this Section shall survive termination of this Agreement

19. IMPOSSIBILITY OF PERFORMANCE. Neither PHONE 1 nor Qwest will be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) compliance with any law, ruling, order, regulation, or requirement of any government or department or agency thereof, or court of competent jurisdiction; (b) acts or omissions of the other party or any third party not within the reasonable control of the party claiming the protection of this provision; or (c) any other cause beyond its reasonable control, including without limitation; acts of nature. Any delay resulting therefrom will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable. If the performance of a party is delayed or prevented under this Section for more than thirty (30) consecutive calendar days, the other party may terminate this Agreement upon written notice to the party whose performance has been delayed or prevented.

20. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither this Agreement nor any interest herein may be assigned or in any manner transferred without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any attempted assignment or transfer in contravention of the preceding sentence will be null and void. Notwithstanding the foregoing, either party may assign or transfer this Agreement to a parent, subsidiary or other affiliate of the party without the other party's approval. For purposes hereof "affiliate" means any person or entity which owns or controls, or is owned or controlled by, a party or a party's parent, or which is a subsidiary of an entity owned or controlled by a party or a party's parent. Transfer by Qwest to any entity acquiring all or substantially all of the assets of Qwest or the Public Access Solutions division of Qwest will not be deemed an assipment or transfer requiring the approval or consent of PHONE 1.

Further, nothing contained herein shall limit or prohibit the right of Qwest to sell the Payphones and assign to the purchaser thereof Qwest's contracts with the Location Providers. Upon the effective date of any such sale, as to such sold Payphones this Agreement shall terminate and all Charges shall be paid through the date of termination.

Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' successors and assigns.

21. NOTICES. Notices to be given pursuant to this Agreement must be in writing and will be deemed to have been duly given: (a) if by facsimile, on the date such notice has been received as confnmed by the sender's activity report; (b) if delivered by messenger or reputable overnight express courier, freight prepaid, when delivered as evidenced by such messenger's or courier's records; or (c) if deposited in the United States mail, postage prepaid, registered, or certified mail, return recelpt requested, five business days after deposit. Notices shall be addressed to the executing party of this Agreement for Qwest or PHONE 1 at the addresses set forth below the parties' signatures or at such address that either party may designate in writing from time to time.

22. NON-WAIVER. No failure or delay by either party to take action on account of any default by the other will constitute a waiver of any such default or of the performance required of the other.

23. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by either party of Section 13 (Confidentiality) of this Agreement, the non-breaching party will be entitled to an injunction (without the necessity of posting a bond or showing irreparable harm or injury) restraining the breaching party from such breach and/or from rendering any services to or soliciting any services for or on behalf of any person, firm or entity in breach of such section. The non-breaching party's right to injunctive relief shall be in addition to any other remedies allowed by law.

24. ARBITRATION. A. Excluding requests for injunctive relief pursuant to Section 16 and claims over which a regulatory agency has exclusive jurisdiction, any dispute arising out of or related to this Agreement which cannot be resolved by the parties shall be exclusively settled by binding arbitration in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of demand for arbitration, unless the parties mutually agree otherwise. All expedited procedures prescribed by the AAA will apply. The arbitrator's decision shall be final and binding and judgment upon the decision may be entered in any court having jurisdiction thereof. B. Other than the determination of those claims over which a regulatory agency has exclusive judsdiction, federal law (including the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-16), will govern and control with respect to any issue relating to the validity of this agreement to arbitrate and the arbitrability of the claims. C. If either party files a judicial or administrative action asserting claims subject to arbitration, and the other party successfully stays such action and/or compels arbitration of such claims, the party filing the action will pay the other party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorney's fees. D. The provisions of this Section shall survive termination of this Agreement.

25. LEGAL FEES AND EXPENSES. If any legal action or arbitration is brought by either party against the other in connection with a dispute arising under this Agreement, each party is solely responsible for their attorney's fees and costs of suit or arbitration incurred in connection with the action. The provisions of this Section shall survive termination of this Agreement.

26. CONTROLLING LAW; ENTIRE AGREEMENT. This Agreement will be governed by and construed in accordance with the substantive and procedural laws of the State of Colorado. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings, whether express or implied, with respect to the subject matter hereof. Unless otherwise provided herein, no change, modification, waiver or addition to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. The provisions of this Section shall survive termination of this Agreement.

27. OFFER EXPIRATION. This Agreement shall not be valid, and any offer to contract by PHONE 1 shall be deemed withdrawn, unless this Agreement is executed and returned to PHONE 1, and accepted by PHONE 1, within thirty (30) days from the date it was mailed or otherwise delivered to Qwest.

28. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original document for all purposes, but which together shall constitute one agreement.

29. ADVERTISING/PUBLICITY. Notwithstanding anything to the contrary, PHONE 1 may not make any disclosure to any other person or any public announcement regarding this Agreement or any relation between Qwest (and/or any of its affiliate's) marks, codes, drawings, or specifications without Qwest's prior, written consent from Qwest's Senior Vice of Corporate Communications. Qwest shall have the right to terminate this Agreement and any other agreements between the parties if PHONE 1 violates this provision.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PHONE 1 Corporation                                Qwest Interprise America

/s/ Dario Echeverry                                /s/ Steve Loggans
------------------------------                     -----------------------------
Signature                                          Signature


DARIO ECHEVERRY                                    Steve Loggans
------------------------------                     -----------------------------
Printed Name                                       Printed Name

                                                   Senior Director

President & CEO                                    Public Access Solutions
------------------------------                     -----------------------------
Title                                              Title

June 19th 2002                                     June 28, 2002
------------------------------                     -----------------------------
Date                                               Date

305 371 4686                                       (602) 249-5111
------------------------------                     -----------------------------
Fax Number                                         Fax Number

305 371 3300                                       (602) 630-6070
------------------------------                     -----------------------------
Telephone Number                                   Telephone Number


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


                                  Attachment A
         Suggested (by PHONE 1) Retail Prices and Usage Charges to Qwest

-----------------------------------------------------------------------------------------------------------------------------------
Calling                       Consumer  #Minutes      Consumer    Phone Owner Cost Per           Phone Owner
Destination                    Price     for $1     Price/Minute       $1 Period           Profit/$1 Period   Margin
-----------------------------------------------------------------------------------------------------------------------------------
Argentina (Buenos Aires)       $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Australia                      $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Bahamas                        $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Brazil (Rio de Janeiro)        $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Colombia (Bogota)              $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
United Kingdom                 $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Germany                        $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
France                         $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Israel                         $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Japan           .-             $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Mexico (Mexico City)           $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Panama                         $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
South Africa                   $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Spain (Madrid)                 $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
Venezuela                      $1.00       [ * ]      [ * ]            [ * ]                    [ * ]           [ * ]
-----------------------------------------------------------------

                                  Attachment B
                    Accessories Pricing and Terms of Payment

     Sale of the Accessories. (A) PHONE 1 hereby sees to Customer, and Customer hereby purchases from PHONE1, the following Accessories, for the following purchase price(s):

===========================================================================
           Item(s)                    Quantity               Purchase Price
===========================================================================
    Standard 32' Cord Handset                                 $[ * ] Each
---------------------------------------------------------------------------
    Drive Up 54" Cord Handset                                 $[ * ] Each
---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------


A) [ * ]. The purchase price of each replacement handset shall be (as shown above) per handset and shall be due and payable as of the date of the receipt of the Invoice (B) [ * ]. The purchase of replacement EPROM technology will be [ * ] ($[ * ]) Dollars per unit and shall be due and payable as of the date of the receipt of the invoice All payments shall be paid to PHONE I at the address shown on the invoice. (D) All prices are subject to change upon 30 days notice provided, in writing, to the address shown in Notices, section 21.

Use of Accessories. Qwest shall use the Accessories solely for the purpose of resale to the public of the services provided under this Agreement, and not for any other purpose (including but not limited to the resale of any services purchased from other telecommunications service providers). Qwest shall not use any handsets other than handsets provided by PHONE 1 in connection with the resale to the public of the services provided under the this agreement. No item of the Accessories shall be used for personal, consumer, family, or household purposes.

Manufacturer Warranties. To the extent permitted by the manufacturers and suppliers of the Accessories, PHONE 1 shall extend to Qwest the benefits of such manufacturers' and suppliers' wananties, subject to compliance by Qwest with the requirements of such warranties.

Liens and Taxes. Qwest shall pay to PHONE 1; upon notice from PHONE 1 and when due, all charges and taxes, local, state, and federal, which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase, possession, or use of the Accessories, excluding, however, all taxes on it measured by PHONE 1's income. If Qwest fails to pay any of said charges and taxes to PHONE 1 when due, PHONE 1 shall have the right, but not the limitation, to pay them and add the amounts thereof to the gross amounts due under this Agreement.

Location: Loss and Damage. Qwest shall bear the entire risk of loss, theft, damage, or destruction of the Accessories from any cause whatsoever, during the term and until return of the Accessories to PHONE 1.

Title. Title to the Accessories shall remain in PHONE 1 and shall not pass to Qwest until the purchase price specified herein has been paid in full in the manner provided herein.

Default. If Qwest (a) fails to pay any amount required under this Agreement and such failure continues after written notice to Qwest that the same is due and payable, (b) enters or is placed in bankruptcy or insolvency proceedings of any nature, or makes a general assignment for benefit of creditors, or fails to comply with any other material provision of this Agreement or the Reseller Agreement and such noncompliance continues for 30 days after written notice to Qwest thereof, then PHONE 1, at it sole option, may persue injunctive relief as specified in section 23 of this Agreement.

                                  Attachment C
                        List Of Participating Qwest ANIs

Telephone Number    Location Name        City      State  Zip     Make and Model of Circuit Board
-------------------------------------------------------------------------------------------------




                                       10